Evers &
Hendrickson, LLP
Lawyers and Counselors At Law
------------------------------------


May 26, 2000




Mr. Douglas P. Haffer, President
World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, California 94607


Dear Mr. Haffer:

         This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to filing of the Form SB-2 Registration Statement on May 30, 2000.

                                Very truly yours,

                            EVERS & HENDRICKSON, LLP


                           /s/ William D. Evers
                           -----------------------------
                           By: William D. Evers, Partner